UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2018

EXACTUS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55828	27-1085858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 205-5036

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement

First Promissory Note

On November 1, 2018 (the “Effective Date”) Exactus, Inc., a Nevada corporation (the “Company”) entered into a securities purchase agreement with an investor (the “First Investor”), effective October 23, 2018, pursuant to which the Company issued and sold the First Investor a convertible promissory note (the “First Note”) in the aggregate principal amount of $35,250 (the “First Principal”). The First Note matures on October 23, 2019. The First Note bears interest at 12% per annum. Subject to beneficial ownership limitations, the First Investor may elect to convert the First Note into shares of common stock of the Company at a conversion price equal to the lower of $0.04 or 60% of the lowest closing or bid price of the Company’s common stock for the 20 trading days prior to, and including, the date of the applicable conversion, subject to adjustment. The Company has the option to prepay the First Note in full until April 23, 2019 by paying amounts equal to 135% and 150% of the First principal plus interest on the 90th and 180th day following October 23, 2018, respectively. The First Note provides the holder with purchase rights in the event the Company issues convertible securities while the First Note is outstanding. The holder of the First Note has price protection in the event the Company subsequently issues securities on terms more favorable than those to the First Investor. In connection with First Note, the Company granted the First Investor piggyback rights.

Second Promissory Note

On the Effective Date the Company entered into a securities purchase agreement with an investor (the “Second Investor”), effective October 26, 2018, pursuant to which the Company issued and sold the Second Investor a convertible promissory note (the “Second Note”, collectively with the First Note the “Notes”) in the aggregate principal amount of $35,250 (the “Second Principal”). The Second Note matures on October 26, 2019. The Second Note bears interest at 12% per annum. Subject to beneficial ownership limitations, the Second Investor may elect to convert the Second Note into shares of common stock of the Company at a conversion price equal to the lower of (i) the lowest trading price of the Company’s common stock for the 20 trading days prior to October 26, 2018, and (ii) 60% of the lowest price of the Company’s common stock for the 20 trading days prior to the date of the applicable conversion, subject to adjustment. The Company has the option to prepay the Second Note in full until April 26, 2019 by paying amounts equal to 135% and 150% of the Second principal plus interest on the 90th and 180th day following October 26, 2018, respectively. The Second Note provides the holder with participation rights in the event the Company issues convertible securities while the Second Note is outstanding. The Company granted the Second Investor rights of first refusal in the event of future offerings of the Company’s securities.

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02.
Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 and item 2.03 is incorporated herein by reference. The Notes were sold in transactions exempt from registration under section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) thereunder as transactions not involving a public offering. The investors acquired the securities for investment and without a view to distribution and the Company reasonably believed the investors were accredited investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exactus, Inc.
Dated: November 7, 2018	/s/ Philip J. Young
Philip J. Young President and Chief Executive Officer